                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             SEGUE SOFTWARE, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                             SEGUE SOFTWARE, INC.
                              1320 CENTRE STREET
                      NEWTON CENTRE, MASSACHUSETTS 02159

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1998

                               ----------------

To the Stockholders of Segue Software, Inc.

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Segue Software, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 5, 1998 at 10:00 a.m. at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

  1. To elect six members to the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2. To consider and act upon a proposal to approve an amendment to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan;

  3. To consider and act upon a proposal to approve an amendment to the Company's 1996 Employee Stock Purchase Plan;

  4. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

  5. To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on April 29, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

  All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed pre-addressed, postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Jeffrey C. Hadden
                                          Secretary

Newton Centre, Massachusetts
April 30, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SEGUE SOFTWARE, INC.
                              1320 CENTRE STREET
                      NEWTON CENTRE, MASSACHUSETTS 02159

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 5, 1998

                                                                 April 30, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Segue Software, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at its 1998 Annual Meeting of Stockholders to be held at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, June 5, 1998 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of six members of the Board, to consider and act upon a proposal to approve an amendment (the "Option Plan Amendment") to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "Option Plan"), to consider and act upon a proposal to approve an amendment (the "Stock Plan Amendment") to the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"), to consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants, and to consider and act upon any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to the stockholders of the Company on or about April 30, 1998. The Board has fixed the close of business on April 29, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 7,997,585 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

  The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve each proposal, other than the election of directors, which requires a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR OF THE COMPANY NAMED

IN THIS PROXY STATEMENT, FOR THE PROPOSAL TO APPROVE THE OPTION PLAN AMENDMENT, FOR THE PROPOSAL TO APPROVE THE STOCK PLAN AMENDMENT, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  A stockholder of record may revoke his or her proxy at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

  The Company's 1997 Annual Report to Stockholders (the "Annual Report"), including financial statements for the fiscal year ended December 31, 1997 ("Fiscal 1997"), is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

  The Company's By-Laws (the "By-laws") provide for the Company's business to be managed by or under the direction of the Board. Directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. On September 5, 1997, the Board voted to increase the number of directors on the Board from eight directors to nine directors and, in accordance with the By-laws, appointed Stephen B. Butler as a director to fill the vacancy created thereby. Subsequently, Elisabeth Elterman resigned from the Board effective as of December 31, 1997. On February 25, 1998, the Board voted to decrease the total number of directors on the Board from nine directors to six directors and, in connection with the Annual Meeting, nominated James H. Simons, Stephen B. Butler, Leonard E. Baum, Ronald D. Fisher, John R. Levine, and Howard L. Morgan to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the By-laws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING THE NOMINEES AND EXECUTIVE OFFICERS

  The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of April 1, 1998.

 Nominees for Election as Directors

  JAMES H. SIMONS has been Chairman of the Board since 1992 and a director since 1988. Since 1982, Dr. Simons has been the President and Chairman of Renaissance Technologies Corp. Dr. Simons also is a member of the Board of Directors of the following publicly held companies: Cylink Corp., Franklin Electronic Publishers, Inc. and Kentek Information Systems, Inc. He is 59 years old.

  STEPHEN B. BUTLER has served as Chief Executive Officer and as a director of the Company since September 5, 1997. Mr. Butler was elected to the office of President in January 1998. Prior to joining the Company, Mr. Butler served as President and Chief Executive Officer of TriQuest Design Automation Inc., an electronic design automation company, from October 1995 to July 1997. Prior to that, Mr. Butler held senior management positions at Quickturn Design Systems, Inc., an electronic design automation company where he served as Senior Vice President of Sales, Marketing and Support from May 1993 until July 1995, and as Vice President of Sales from July 1991 until May 1993. He is 41 years old.

  LEONARD E. BAUM has been a director of the Company since 1992. Dr. Baum is currently an officer of three investment firms, Curfin International Ltd. and Rieton Corporation, of which he has served as President since 1980 and 1993, respectively, and Lebam Advisers, Inc., of which he has served as Vice President and a director since 1979. In addition, Dr. Baum has been a securities and commodities trader for Zeta Partners and a trustee of Lebam Advisers Pension Plan and Trust since 1993. He is 66 years old.

  RONALD D. FISHER has been a director of the Company since March 1997. Since October 1995, Mr. Fisher has been the Vice Chairman of Softbank Holdings, Inc., an investment firm. From January 1990 to September 1995, he was the Chief Executive Officer of Phoenix Technologies Ltd., a software company. Mr. Fisher also is a member of the Board of Directors of each of the following publicly held companies: Phoenix Technologies Ltd., Microtouch Systems, Inc. and Xionics Document Technologies, Inc. He is 50 years old.

  JOHN R. LEVINE has been a director of the Company since 1992. Since 1991, Dr. Levine has been employed by I.E.C.C., an Internet and computer services consulting company. He is 43 years old.

  HOWARD L. MORGAN has been a director of the Company since 1992. Since June 1989, Dr. Morgan has been the President of The Arca Group, Inc., a high technology consulting and investment management firm. Dr. Morgan serves on the Board of Directors of the following publicly held companies: Cylink Corp., Franklin Electronic Publishers, Inc., Neoware Systems, Inc., Quarterdeck Corp., Unitronix Corp., Infonautics Inc. and Kentek Information Systems, Inc. He is 52 years old.

 Executive Officers Who Are Not Directors

  J. JEFFREY BINGENHEIMER has served as Vice President, Chief Financial Officer and Assistant Secretary of the Company since September 1995 and as Treasurer since February 1996. Prior to joining the Company, Mr. Bingenheimer served as Vice President of Finance and Administration and Treasurer of CenterLine Software, Inc., a software company, from April 1991 to September 1995. He is 54 years old.

  JEANNINE A. BARTLETT joined the Company in June 1997. Ms. Bartlett has served as Senior Vice President of Research and Development since February 1998. Ms. Bartlett served as Vice President of Product Management from November 1997 until February 1998 and as Director of Product Management from June 1997 until October 1997. Prior to joining the Company, Ms. Bartlett served as Director of Marketing, Director of Software Development and Senior Marketing Manager from November 1994 until June 1997 at Praxis International, Inc., a software company. Prior to that, Ms. Bartlett served as Director of Business Development from September 1993 until October 1994 at Marketpulse, a division of Computer Corporation of America. She is 37 years old.

  STEWART A. BUSH joined the Company in October 1997 as Senior Vice President of North American Sales. Prior to that, Mr. Bush served in several roles at Talarian Corporation, a software company, from 1991 until he joined the Company; these roles included Director of North American Sales, National Sales Manager of Messaging and Director of Eastern Region Sales. He is 41 years old.

  ANTHONY G. KOLISH joined the Company in September 1995 and has served as Senior Vice President of Services since February 1998. Prior to that, Mr. Kolish served as Vice President of Services, Director of Marketing Strategy and Director of Product Management. Prior to joining the Company, Mr. Kolish served as Senior Systems Manager at Fidelity Investments from January 1994 until August 1995. He is 38 years old.

  ALEXANDER M. LEVI joined the Company in December 1997 as Senior Vice President of International Operations. Prior to that, Mr. Levi served in a variety of roles at Quickturn Design Systems, Inc., an electronic design automation company, from February 1991 until he joined the Company. Mr. Levi's most recent role at Quickturn Design Systems was that of Vice President of Asia Pacific Operations, which he held from October 1996 until he joined the Company. He is 40 years old.

  MICHAEL D. MAGGIO joined the Company in October 1991 and has served as Senior Vice President of Marketing since February 1998. He served as Vice President of Business Development for the Company from January 1995 to January 1997. From June 1993 to December 1994, Mr. Maggio served as the Director, Eastern Region in the Company's sales organization, and from 1991 to June 1993 as the Vice President of Development. He is 36 years old.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Meeting Attendance. During Fiscal 1997, there were nine meetings of the Board, and the various committees of the Board met a total of 10 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 1997.

  Audit Committee. The Board has established an Audit Committee which met a total of four times in Fiscal 1997. The current members of the Audit Committee are Mr. Levine and Dr. Morgan. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Board has also established a Compensation Committee which met a total of six times during Fiscal 1997. The current members of the Compensation Committee are Dr. Simons, Mr. Cullinane and Dr. Morgan, who are all non-employee directors. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. The Compensation Committee also administers the Option Plan and the Stock Purchase Plan. In administering the Option Plan, the Compensation Committee determines the options to be issued to eligible persons under the Option Plan and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets the Option Plan and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of the Option Plan.

  The Board does not have a standing nominating committee. The full Board performs the function of such a committee.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Directors. No directors of the Company receive compensation for their services as directors or as members of any of the committees of the Board. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board or meetings of any of the committees of the Board. Pursuant to the Option Plan, each non-employee director who becomes a member of the Board after April 2, 1996 receives a non-qualified stock option to purchase up to 12,000 shares of Common Stock, which option will vest over three years with 2,000 shares vesting after an initial six months of service and 1,000 shares vesting every three months thereafter assuming such non-employee director continues to serve on the Board. After serving on the Board for three years, such director shall receive on each anniversary of such director's appointment to the Board, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter assuming continued Board membership.

  Non-employee directors who were serving on the Board as of April 2, 1996 received, and will receive on each anniversary of such date, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter assuming such non-employee director continues to serve on the Board. Non-qualified stock options granted to non-employee directors pursuant to the Option Plan will have an exercise price equal to the fair market value of shares of Common Stock on the date of grant and will have a ten-year term.

  Executive Officers. The following table provides certain information for the fiscal years ended December 31, 1995, 1996 and 1997 concerning compensation awarded to the Company's Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 1997 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities.

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                         COMPENSATION
                                     ANNUAL COMPENSATION    AWARDS
                                     ------------------- ------------
                                             COMMISSIONS  SECURITIES
                                                 AND      UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUSES     OPTIONS    COMPENSATION
---------------------------  ----    ------- ----------- ------------ ------------
Stephen B. Butler.........   1997(1) $62,949   $   --      400,000       $  --
 Chief Executive Officer     1996        --        --          --           --
                             1995        --        --          --           --
Elisabeth Elterman........   1997(2) 180,000       --       40,000          --
 President and Chief
  Executive Officer          1996    165,000    60,000      25,000          --
                             1995(3) 140,000    40,000     130,000          --
J. Jeffrey Bingenheimer...   1997    145,800    20,200      25,000          --
 Vice President and Chief    1996    135,000    35,000      55,000          --
 Financial Officer           1995(4)  36,346     5,000      50,000          --
Brian J. LeSuer...........   1997(5) 150,000    15,450      25,000          --
 Executive Vice President,   1996    135,000    35,000      70,000          --
 Research and Development    1995    110,000    41,005         --           --
Paul R. Maguire...........   1997    105,000    56,057      10,000        6,000(6)
 Vice President, Channel
  Development                1996    105,000   120,192       5,000        6,000(6)
                             1995    105,000   122,715      50,000        6,000(6)
Gareth S. Taube...........   1997(7) 142,500    31,800      25,000          --
 Senior Vice President,
  Marketing                  1996(8)  17,909     1,000      50,000          --
                             1995        --        --          --           --

--------
(1) Mr. Butler was appointed Chief Executive Officer of the Company on September 5, 1997.
(2) Ms. Elterman resigned as Chief Executive Officer of the Company on September 5, 1997 and as President and director of the Company effective as of December 31, 1997.
(3) Ms. Elterman was appointed President and Chief Executive Officer of the Company on July 1, 1995.
(4) Mr. Bingenheimer was appointed Vice President and Chief Financial Officer of the Company in September 1995.
(5) Mr. LeSuer resigned from the Company in February 1998.
(6) Amount represents car allowance payments for Mr. Maguire paid by the Company at a rate of $500 per month.
(7) Mr. Taube resigned from the Company in February 1998.
(8) Mr. Taube was appointed Senior Vice President, Marketing in November 1996.

  Option Grants in Last Fiscal Year. The following table sets forth information regarding each stock option granted during Fiscal 1997 to each of the Named Executive Officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL
                         NUMBER OF  PERCENT OF TOTAL                                RATES OF STOCK
                         SECURITIES     OPTIONS                                   PRICE APPRECIATION
                         UNDERLYING    GRANTED TO      EXERCISE                     FOR OPTION TERM
                          OPTIONS     EMPLOYEES IN   OR BASE PRICE EXPIRATION ---------------------------
                         GRANTED(1)   FISCAL YEAR    PER SHARE(2)     DATE         5%              10%
                         ---------- ---------------- ------------- ---------- -------------------------------
Stephen B. Butler.......  360,000         31.2%         $ 9.00        9/5/07  $   2,037,619 $   5,163,726
                           40,000          3.5           18.00        9/5/07              0       213,747
Elisabeth Elterman(3)...   40,000          3.5           14.00       1/21/07        352,181       892,496
J. Jeffrey
 Bingenheimer...........   25,000          2.2           14.00       1/21/07        220,113       557,810
Brian J. LeSuer(4)......   25,000          2.2           14.00       1/21/07        220,113       557,810
Paul R. Maguire.........   10,000          0.9           11.75      11/24/07         73,895       187,265
Gareth S. Taube(5)......   25,000          2.2            8.50       7/25/07        133,640       338,670

--------
(1) Unless otherwise indicated, the options become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. Options are subject to the employee's continued employment. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plan and the applicable option agreement.
(2) Except with respect to options to purchase 40,000 shares granted to Mr. Butler, the exercise price is equal to the market value on the date of the grant. The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting or termination of the options upon termination of employment.
(3) Ms. Elterman resigned as Chief Executive Officer of the Company on September 5, 1997 and as President and director of the Company effective as of December 31, 1997.
(4) Mr. LeSuer resigned from the Company in February 1998.
(5) Mr. Taube resigned from the Company in February 1998.

  Option Exercises and Year-End Holdings. The following table sets forth the shares of Common Stock acquired and the value realized upon exercise of stock options during Fiscal 1997 by each of the Named Executive Officers and certain information concerning stock options held by the Named Executive Officers as of December 31, 1997.

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT FISCAL YEAR-END   AT FISCAL YEAR-END (1)
                         ACQUIRED ON  VALUE   --------------------------- -------------------------
  NAME                    EXERCISE   REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
  ----                   ----------- -------- --------------------------- -------------------------
Stephen B. Butler.......        0    $      0             0/400,000          $        0/$675,000
Elisabeth Elterman(2)...   13,000     117,163       262,000/      0           1,802,250/       0
J. Jeffrey
 Bingenheimer...........        0           0        38,500/ 90,000             178,000/ 189,063
Brian J. LeSuer.........        0           0        61,150/ 83,000             405,269/ 111,938
Paul R. Maguire.........   35,500     288,247        25,000/ 37,500             204,375/ 226,563
Gareth S. Taube.........        0           0        12,500/ 62,500                   0/  59,375

--------
(1) Based on the fair market value of the Common Stock of $10.875 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on December 31, 1997, less the option exercise price per share. Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price.
(2) In connection with Ms. Elterman's resignation as President and director of the Company effective as of December 31, 1997, the Company and Ms. Elterman entered into a Separation Agreement pursuant to which the vesting of unvested options to purchase 110,000 shares of Common Stock was accelerated such that such options vested as of December 31, 1997 and are exerciseable through September 30, 1998. See "Compensation Committee Report on Executive Compensation--Compensation of the Chief Executive Officers."

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

  Each of the Named Executive Officers has entered into a non-competition, non-solicitation, non-disclosure and assignment of inventions agreement with the Company (the "Non-Compete Agreement"), which restricts such officer from competing with the Company and from soliciting, diverting or attempting to solicit or divert any customers or employees of the Company during the term of the officer's employment and for one year after termination of such employment. The Non-Compete Agreement also obliges the Named Executive Officer not to reveal any trade secrets or confidential information of the Company during the term of the officer's employment and for five years after termination of such employment. The Non-Compete Agreement requires the Named Executive Officers to assign to the Company all right and interest in any intellectual property related to the business of the Company and developed by the officer during the term of the officer's employment with the Company.

  In February 1997, the Board adopted a policy that provides for the payment of severance benefits to, and the acceleration of the vesting of stock options held by, certain executive officers of the Company, including certain of the Named Executive Officers, in the event that such officer's employment with the Company or any successor entity is terminated either by the Company without cause (as defined) or by the officer for good reason (as defined) within the first year after a change in control (as defined) of the Company.

STOCK PERFORMANCE GRAPH

  The following graph provides a comparison of cumulative total stockholder return for the period from March 28, 1996 (the date on which the Common Stock was first publicly traded) through December 31, 1997, among the Company, the Nasdaq National Market-US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Computer and Data Processing Stocks Index (the "Peer Group Index," an index of Nasdaq National Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 7370 to 7379). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Peer Group Index was provided to the Company by CRSP.


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                      03/28/96   06/28/96   12/31/96   06/30/97   12/31/97
                                      --------   --------   --------   --------   --------
Segue Software, Inc.                   100.0      138.4       84.9       63.4       50.6
Nasdaq Stock Market Market
 (US Companies)                        100.0      108.9      118.3      132.4      145.2
Nasdaq Computer and Data
 Processing Stocks                     100.0      111.9      118.7      141.2      145.8

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board consists of James H. Simons, Chairman, John J. Cullinane and Howard L. Morgan. Dr. Simons, Mr. Cullinane and Dr. Morgan are all non-employee directors.

  The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company. These plans include the Option Plan and the Stock Purchase Plan. The members of the Compensation Committee have prepared the following report on the Company's executive compensation policies and philosophy for Fiscal 1997.

GENERAL

  The Compensation Committee (the "Committee") of the Board is composed of three independent outside directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company. The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of the Company are invited to attend and participate in Committee meetings from time to time, except when their compensation is being discussed. The CEO makes recommendations to the Committee regarding compensation for all other executive officers and for any incentive bonuses for all other employees. Base pay, discretionary year-end bonus payments and commission payments to sales employees are determined by the CEO in conjunction with other members of the management team. The Compensation Committee considers the CEO's recommendations, approves or revises them, and submits its conclusions to the Board. The Board has final authority regarding executive compensation and any incentive bonus compensation for all other employees.

COMPENSATION PHILOSOPHY

  In recognition that the recruitment of personnel in the computer software industry is highly competitive, the Company's compensation policies, both for executive and non-executive employees, are structured to attract and retain highly skilled technical, marketing, sales and management personnel. The Committee and the Board believe that the compensation of the Company's executive officers should be significantly influenced by the Company's performance. Accordingly, the Company's practice has been to establish base cash salaries at levels deemed appropriate by the Committee based on historic Company compensation levels and the Committee's experience and knowledge as to compensation levels at other companies. In assessing compensation levels, the Committee has periodically reviewed industry specific compensation surveys and consulted with the Company's Human Resources Department.

  The Committee has established a formal bonus program for the executive officers for the year ended December 31, 1998 ("Fiscal 1998"). Under the program, sixty percent of each executive officer's individual potential bonus is based on the Company achieving certain quarterly and annual revenue and profitability goals; the remaining forty percent is based on the attainment of certain individually tailored goals. The total available pool for the bonus program for the executive officers for Fiscal 1998 is $230,000. The bonus pool allocated to the executive officers is based on the Committee's evaluation of historical performance and discussions with the CEO.

  The Company also maintains the Option Plan to provide long-term incentives to maximize stockholder value by rewarding employees for the long-term appreciation of the Company's share price. Stock options are typically subject to four-year vesting. Generally, option grants are made to employees in connection with their initial hire. The Board also approves option grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted is based on anticipated future contribution and the ability of the individual to affect corporate results.

  The total compensation for the Named Executive Officers is described in this Proxy Statement starting on page 5 and the compensation for each of Mr. Butler and Ms. Elterman is also discussed below.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

  Stephen B. Butler. Mr. Butler was elected as CEO effective as of September 5, 1997 with an annual base salary of $200,000. This annual base salary was determined by the Committee and was based on its review of competitive compensation survey data and an evaluation of the Company's historical practices and internal salary structures. Mr. Butler was not awarded any bonus for Fiscal 1997.

  Mr. Butler was also awarded stock options to purchase an aggregate of 400,000 shares of Common Stock. Of such options, options to purchase 360,000 shares of Common Stock were issued with an exercise price of $9.00 per share and options to purchase 40,000 shares of Common Stock were issued with an exercise price of $18.00 per share. All of such options vest in equal annual installments over four years in accordance with the Company's standard vesting schedule. The exercise price of $9.00 per share was determined to be equal to the fair market value of the Common Stock as of the date of grant. The exercise price of $18.00 per share was determined to be in excess of the fair market value of the Common Stock as of the date of grant and was intended to create and promote an alignment of Mr. Butler's interests with those of the stockholders of the Company.

  Elisabeth Elterman. Ms. Elterman served as CEO during Fiscal 1997 until she resigned as CEO effective as of September 5, 1997 and as President through December 31, 1997 with an annual base salary of $180,000. Ms. Elterman received her entire annual base salary of $180,000 for Fiscal 1997. Ms. Elterman's annual base salary was determined by the Committee based on its review of competitive compensation survey data and an evaluation of the Company's historical practices and internal salary structures.

  On December 31, 1997, Ms. Elterman resigned as President and director of the Company. Ms. Elterman and the Company entered into a Separation Agreement pursuant to which the Company agreed to pay certain severance benefits to Ms. Elterman. As part of such agreement, Ms. Elterman will receive cash payments totaling $180,000 and certain health insurance benefits from the Company over Fiscal 1998. In addition, the Company agreed to accelerate the vesting of unvested options to purchase 110,000 shares of Common Stock of Ms. Elterman such that such options vested as of December 31, 1997 and are exerciseable through September 30, 1998.

  The CEO's performance bonus is based on the Company's achievement of certain financial goals and agreed-upon objectives for the year. For the year ended December 31, 1996, Ms. Elterman received a cash bonus of $60,000 which represented 36% of her salary for such year. Neither Ms. Elterman nor Mr. Butler received any bonus for Fiscal 1997.

INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a per-person limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for the qualified "performance based compensation" the material terms of which are disclosed to and approved by stockholders. The Company does not anticipate that the compensation for any of the Named Executive Officers will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          James H. Simons
                                          John J. Cullinane
                                          Howard L. Morgan

                       COMPENSATION COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION; CERTAIN TRANSACTIONS

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Committee.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information as of April 1, 1998 concerning the ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Named Executive Officers, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                               SHARES BENEFICIALLY OWNED(1)
                                               -------------------------------
      NAME AND ADDRESS**                           NUMBER          PERCENT
      ------------------                       ---------------- --------------
      James H. Simons(2)......................          826,639         10.4%
       Renaissance Technology Corp.
       800 Third Avenue
       New York, New York 10022
      Stephen B. Butler.......................                0            *
      Leonard E. Baum(3)......................          165,836          2.1
      John J. Cullinane(4)....................          272,721          3.4
      Ronald D. Fisher(5).....................           36,425            *
      John R. Levine(6).......................          159,118          2.0
      Milton E. Mohr(7).......................          285,144          3.6
      Howard L. Morgan(8).....................           68,000            *
      J. Jeffrey Bingenheimer(9)..............           57,250            *
      Jeannine A. Bartlett....................                0            *
      Stewart A. Bush.........................            8,500            *
      Anthony G. Kolish(10)...................              250            *
      Alexander M. Levi.......................                0            *
      Michael D. Maggio(11)...................           34,625            *
      All Directors and Executive Officers as
       a group (14 Persons)...................        1,914,508         23.5%

--------
 * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 1, 1998 (7,950,835 shares), plus shares of Common Stock subject to stock options held by each listed beneficial owner that are currently exercisable or exercisable within 60 days following April 1, 1998.
 (2) Includes (i) 18,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options and (ii) 706,973 shares of Common Stock owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his family are the beneficiaries).
 (3) Includes (i) 18,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options, (ii) 87,836 shares of Common Stock held by Lebam Advisors Pension Plan, of which Dr. Baum is one trustee of three trustees and shares voting and investment power over such shares and (iii) 30,000 shares of Common Stock held by the Baum Family Irrevocable Trust, of which Dr. Baum's children are trustees, but as to which Dr. Baum disclaims beneficial ownership.
 (4) Includes (i) 8,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options and (ii) 153,841 shares of Common Stock held by The Charles River Charitable Foundation, of which Mr. Cullinane is a trustee, but as to which Mr. Cullinane disclaims beneficial ownership.
 (5) Includes (i) 4,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998, (ii) 5,000 shares of Common Stock held by Mr. Fisher's spouse as to which Mr. Fisher disclaims beneficial ownership,
     (iii) 2,500 shares of Common Stock held by Mr. Fisher as nominee for his brother as to which

    Mr. Fisher disclaims beneficial ownership, and (iv) 11,500 shares of Common Stock held by the Fisher Family Trust, of which Mr. Fisher's wife is the trustee, but as to which Mr. Fisher also disclaims beneficial ownership.
 (6) Includes 18,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options.
 (7) Includes (i) 267,144 shares of Common Stock held by the Milton E. Mohr Trust and (ii) 18,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options.
 (8) Includes (i) 28,000 shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options, and (ii) 5,000 shares of Common Stock held by the Eleanor Howard Morgan Family Foundation, of which Mr. Morgan is a trustee and shares voting and investment power over such shares, but as to which Mr. Morgan disclaims beneficial ownership.
 (9) Shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options.
(10) Shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options.
(11) Shares of Common Stock which may be purchased within 60 days of April 1, 1998 upon the exercise of stock options.

                     PROPOSAL 2: APPROVAL OF AN AMENDMENT
                              TO THE OPTION PLAN

INTRODUCTION

  In February 1996, the Board and the stockholders of the Company approved the Option Plan. In February 1997, the Board unanimously voted to amend the Option Plan to increase the maximum number of shares of Common Stock available for issuance under the Option Plan from 2,450,000 to 3,000,000 and such amendment was approved by the affirmative vote of a majority of the shares present or represented and entitled to vote at the Company's 1997 Annual Meeting of Stockholders. At a meeting of the Board on February 25, 1998, the Board voted to amend the Option Plan, subject to approval by the affirmative vote of a majority of the shares present or represented and entitled to vote at a duly called and held meeting of the stockholders of the Company, to increase the maximum number of shares of Common Stock available for issuance under the Option Plan to 3,250,000 shares of Common Stock.

  The Board believes that the Company's growth and long-term success depend in large part upon retaining and motivating key management personnel and that this can be achieved in part through the design and implementation of effective compensation policies and practices. The Board also believes that stock options and other share-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company largely depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the Option Plan with those of the Company, thereby stimulating their efforts to promote the Company's future success and strengthen their desire to remain with the Company. The Board believes that the proposed increase in the number of shares of Common Stock issuable under the Option Plan will help the Company accomplish these goals and will keep the Company's share-based incentive compensation competitive with that of its competitors.

  At the Annual Meeting, the stockholders of the Company will be asked to approve the Option Plan Amendment described above. Approval by the stockholders of the Company is required for the Option Plan, as so amended, to qualify for favorable treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, stockholder approval is necessary for stock options relating to the additional shares of Common Stock issuable under the Option Plan to qualify as incentive stock options under Section 422 of the Code ("Incentive Options").

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a majority of the votes cast is necessary to amend the Option Plan.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.

SUMMARY OF THE OPTION PLAN

  Number of Shares Issuable. Subject to adjustment for stock splits, dividends and similar events, the total number of shares of Common Stock that may be issued under the Option Plan is currently 3,000,000 shares of Common Stock. If adopted, the Option Plan Amendment would increase the number of shares of Common Stock by 250,000 to 3,250,000 shares of Common Stock.

  Plan Administration; Eligibility. The Option Plan is administered by the Compensation Committee which is composed of non-employee directors of the Company. Subject to the provisions of the Option Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the options (which in the case of an Incentive Option cannot be less than the market price of the Common Stock as of the date of grant or, in the case of employees holding more than 10% of the voting power of the Company, 110% of the market price of the Common Stock as of the date of grant), (iv) the duration of the option, and (v) the time, manner and form of payment upon exercise of an option.

  Persons eligible to receive stock options under the Option Plan include those employees, consultants, directors and officers of the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Compensation Committee.

  Stock Options. The Option Plan provides for the grant of Incentive Options to employees and the grant of non-qualified stock options to employees, consultants, directors and officers of the Company ("Non-Qualified Options").

  Amendments. The Option Plan may be amended by the stockholders of the Company. The Option Plan may also be amended by the Board or the Compensation Committee, provided that any amendment approved by the Board or the Compensation Committee which is a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any Incentive Options.

  Transferability. Generally, under the Option Plan, a stock option is not transferable by the optionholder except by will or by the laws of descent and distribution. No stock option may be exercised more than 90 days following termination of employment or service as a director unless the termination is due to death or disability, in which case the stock option is exercisable for a maximum of 180 days after such termination, in the case of a non-employee director, and one year after such termination, in all other instances. Stock options granted under the Option Plan expire ten years from the date of grant or five years from the date of grant in the case of Incentive Options issued to employees holding more than 10% of the total voting power of the Company.

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the principal federal income tax considerations pertaining to options granted under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax considerations.

  Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of
(x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term, mid-term or short-term capital gain and any loss will be long-term, mid-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

  Non-Qualified Options. There are no federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term, mid-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

  Capital Gains Rates. For transactions occurring after July 28, 1997, the Taxpayer Relief Act of 1997 has created three different types of capital gains for individuals: short-term gains (on assets held for one year or less) which are taxed at ordinary income rates; mid-term capital gains (from the sale of assets held more than a year but not more than 18 months) which are taxed at a maximum rate of 28%; and long-term capital gains (from the sale of assets held more than 18 months) which are taxed at a maximum rate of 20%.

  Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

  Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

OPTION PLAN BENEFITS

  The Compensation Committee has not granted any stock options covering the additional 250,000 shares of Common Stock issuable under the Option Plan if the Option Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Option Plan as amended by the Option Plan Amendment are not determinable.

                     PROPOSAL 3: APPROVAL OF AN AMENDMENT
                          TO THE STOCK PURCHASE PLAN

INTRODUCTION

  In February 1996, the Board and the stockholders of the Company approved the Stock Purchase Plan. At a meeting of the Board on February 25, 1998, the Board voted to amend the Stock Purchase Plan, subject to approval by the affirmative vote of a majority of the shares present or represented and entitled to vote at a duly called and held meeting of the stockholders of the Company, to increase the maximum number of shares of Common Stock that may be purchased by eligible employees under the Stock Purchase Plan from 100,000 to 200,000.

  The Board believes that it is in the best interests of the Company to encourage stock ownership by employees of the Company. The Stock Purchase Plan will allow eligible employees of the Company to purchase shares of Common Stock directly from the Company.

  At the Annual Meeting, the stockholders of the Company will be asked to approve the Stock Plan Amendment described above. Approval by the stockholders of the Company is required for the Stock Purchase Plan, as so amended, to qualify for favorable treatment under the Code.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a majority of the votes cast is necessary to amend the Stock Purchase Plan.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

SUMMARY OF THE STOCK PURCHASE PLAN

  The Stock Purchase Plan provides that all employees of the Company who have been employed for at least three months by the Company and work at least 20 hours per week and at least five months per calendar year are eligible to participate in the Stock Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting stock of the Company. The Stock Purchase Plan is administered by the Compensation Committee.

  The Stock Purchase Plan provides for two "purchase periods" within each year, the first commencing on February 16 of each year and continuing through August 15 of such year, and the second commencing on August 16 of each year and continuing through February 15 of the following year. Eligible employees may elect to become participants in the Stock Purchase Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Stock Purchase Plan. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant's compensation (up to a maximum of $21,250 per calendar year). The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the Common Stock as of the date of the semi-annual purchase of shares for the participant's account. An option granted under the Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

FEDERAL INCOME TAX CONSIDERATIONS

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

  The following is a summary of the federal income tax consequences resulting from acquiring stock under the Stock Purchase Plan:

  If shares acquired under the Stock Purchase Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Common Stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term or mid-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he has held the shares for at least 18 months. If the employee has held the shares for less than 18 months but more than 12 months, he will receive mid-term capital gain or loss treatment. No deduction is allowed to the Company.

  If shares acquired under the Stock Purchase Plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term, mid-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

STOCK PURCHASE PLAN BENEFITS

  No employee of the Company has purchased shares of Common Stock out of the additional 100,000 shares of Common Stock that may be purchased by eligible employees under the Stock Purchase Plan if the Stock Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Plan as amended by the Stock Plan Amendment are not determinable.

                      PROPOSAL 4: APPROVAL OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  The Company has appointed the accounting firm of Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. has served the Company in such capacity since 1992. The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants is not obtained at the Annual Meeting, the Board will reconsider its appointment.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the appointment of the independent public accountants.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during Fiscal 1997, Form 5 and amendments thereto furnished to the Company with respect to Fiscal 1997 and written representations to the Company that no other reports were required during, or with respect to, Fiscal 1997, all Section 16(a) filing requirements applicable to the Company's executive officers and directors, and persons who are more than 10% of a registered class of the Company's equity securities were satisfied.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

STOCKHOLDER PROPOSALS

  Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or before December 29, 1998 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

  Any stockholder proposals intended to be presented at the Company's 1999 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on April 6, 1999, nor prior to March 7, 1999, together with all supporting documentation required by the Company's By-laws.

OTHER MATTERS

  The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1998, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO J. JEFFREY BINGENHEIMER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SEGUE SOFTWARE, INC., 1320 CENTRE STREET, NEWTON CENTRE, MASSACHUSETTS 02159.

  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By order of the Board of Directors:

                                          JEFFREY C. HADDEN
                                          Secretary

Newton Centre, Massachusetts
April 30, 1998

LOGO

                              SEGUE SOFTWARE, INC.
                               1320 CENTRE STREET
                       NEWTON CENTRE, MASSACHUSETTS 02159
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen B. Butler, J. Jeffrey Bingenheimer and Jeffrey C. Hadden, and each of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, (the "Common Stock") of Segue Software, Inc. (the "Company") held by the undersigned at the close of business on April 29, 1998, at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, June 5, 1998 at 10:00 a.m., Boston time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1997 Annual Report to Stockholders.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES, "FOR" ANY MATTER DESCRIBED IN PARAGRAPH 5. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect James H. Simons, Stephen B. Butler, Leonard E. Baum, Ronald D. Fisher, John R. Levine and Howard L. Morgan as directors of the Company, to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

[_] FOR ALL    [_] WITHHELD FOR ALL ________________________________________
                                    Withheld as to the nominees noted above

2. To approve an amendment to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "Option Plan") to increase the maximum number of shares of Common Stock available for issuance under the Option Plan from 3,000,000 to 3,250,000 shares.

[_] FOR    [_] AGAINST    [_] ABSTAIN

                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

LOGO

3. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the maximum number of shares of Common Stock that may be purchased by eligible employees of the Company under the Stock Purchase Plan from 100,000 to 200,000 shares.

[_] FOR    [_] AGAINST    [_] ABSTAIN

4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

[_] FOR    [_] AGAINST    [_] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon any other matter that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Date

                                    FOR JOINT ACCOUNTS, EACH OWNER SHOULD
                                    SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                    CORPORATE OFFICERS AND OTHERS ACTING IN A
                                    REPRESENTATIVE CAPACITY SHOULD GIVE FULL
                                    TITLE OR AUTHORITY.